As filed with the Securities and Exchange Commission on June 26, 2002
                                                    Registration No. 333-_______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                         MIDWEST EXPRESS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                Wisconsin                                 39-1828757
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                         Midwest Express Holdings, Inc.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -------------------------------------
                               Timothy E. Hoeksema
                 Chairman, President and Chief Executive Officer
                         Midwest Express Holdings, Inc.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4000
                               Fax: (414) 570-0080
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                      -------------------------------------
                                 with a copy to:
                                Patrick G. Quick
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 271-2400
                               Fax: (414) 297-4900
                      -------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the selling shareholders.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
=================================================================================================
  Title of Each Class                         Proposed Maximum   Proposed Maximum     Amount of
     of Securities          Amount to Be       Offering Price        Aggregate       Registration
   to Be Registered         Registered(1)       Per Share(2)     Offering Price(2)       Fee
-------------------------------------------------------------------------------------------------
Common Stock, par value   1,675,000 shares,      $12.86 (3)         $21,540,500      $1,981.73
$.01 per share, with       with attached
attached Preferred        Preferred Share
Share Purchase Rights     Purchase Rights
=================================================================================================

(1) Each share of common stock has attached thereto four-ninths of a preferred share purchase right.
(2) In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the New York Stock Exchange on June 25, 2002, which date was within five business days of the date of this filing. The value attributable to the preferred share purchase rights is reflected in the price of the common stock.
-------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

     Prospectus
     Subject to Completion - Dated June 26, 2002


                                1,675,000 Shares

                         MIDWEST EXPRESS HOLDINGS, INC.

                                  Common Stock


     We are registering these shares of our common stock for resale by the selling shareholders named in this prospectus, or their transferees, pledgees, donees or successors. These shareholders acquired the shares directly from our company in a private placement completed on June 19, 2002. We will not receive any proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

     The shares are being registered to permit the selling shareholders to sell the shares from time to time in the public market. The selling shareholders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 10.

                      -------------------------------------

     BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 1.

                      -------------------------------------

     Our common stock is traded on the New York Stock Exchange under the symbol "MEH." On June 25, 2002, the last reported sales price of our common stock was $12.75 per share.

     Our principal executive offices are located at 6744 South Howell Avenue, Oak Creek, Wisconsin 53154, and our telephone number at that address is (414) 570-4000.

                      -------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SALE OF THE COMMON STOCK OR DETERMINED THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AND COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                      -------------------------------------

     The date of this prospectus is July ___, 2002.

[to appear in left margin]
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.

                                TABLE OF CONTENTS


The Company.................................................................   1

Risk Factors................................................................   1

Forward-Looking Statements..................................................   8

Use of Proceeds.............................................................   8

Selling Shareholders........................................................   9

Plan of Distribution........................................................  10

Legal Matters...............................................................  13

Experts  ...................................................................  13

Where You Can Find More Information.........................................  13

Incorporation of Certain Documents by Reference.............................  14


     This prospectus is a part of the registration statement that we filed with the Securities and Exchange Commission. The selling shareholders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements that appear elsewhere in this prospectus or that we incorporate in this prospectus by reference.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN, OR INCORPORATED BY REFERENCE IN, THIS PROSPECTUS. THE COMMON STOCK IS NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE PROSPECTUS OR PROSPECTUS SUPPLEMENT, AS APPLICABLE.

         We have registered the following trademarks, which are used in this prospectus: "Midwest Express," "Skyway Airlines" and "the Midwest Express Connection."

                                   THE COMPANY

     We operate two segments through two subsidiaries: Midwest Express Airlines, Inc. and Astral Aviation, Inc. Midwest Express operates a single-class, premium service passenger jet airline that caters to business travelers and serves 26 destinations in the United States. Midwest Express also provides aircraft charter services, airfreight and other airline services. In May 1994, Midwest Express established Omaha, Nebraska, as its first base of operations outside of Milwaukee, and currently provides nonstop jet service between Omaha and five destinations. In September 2000, Midwest Express established Kansas City, Missouri, as its third base of operations and currently provides nonstop jet service between Kansas City and 10 destinations. Astral, doing business as Skyway Airlines, The Midwest Express Connection, builds feeder traffic and provides regional scheduled passenger service to cities primarily in the Midwest. We formed Astral in 1994.


                                  RISK FACTORS

     An investment in the common stock offered by this prospectus includes significant risk. You should carefully consider the following risk factors in addition to the other information contained in this prospectus before deciding to purchase our common stock. You should be prepared to accept any and all of the risks associated with purchasing the shares.

     These risks and uncertainties are not the only ones we face. Others that we do not know about now, or that we do not now think are important, may impair our business or the trading price of our common stock, and you may lose all or part of your investment.

Risks Related to Us and to the Commercial Airline Industry

As a result of the September 11 terrorist attacks, there has been, among other things, a significant reduction in demand for air travel and an increase in costs for security related measures that have seriously harmed our business and may continue to harm our business in the future.

     The terrorist attacks of September 11 and their aftermath have negatively impacted the airline industry, including us. The primary effects the airline industry has experienced include:

     o Substantial loss of revenue and flight disruption costs caused by the grounding of all commercial air traffic in or headed to the U.S. by the Federal Aviation Administration for approximately three days after the terrorist attacks;

     o    Increased security and insurance costs;

     o    Increased concerns about future terrorist attacks;

     o Airport shutdowns and flight cancellations and delays due to security breaches and perceived safety threats; and

     o Significantly reduced passenger traffic and yields due to the subsequent dramatic drop in demand for air travel.

     Industry-wide demand for air travel has increased recently but has not yet returned to pre-September levels. Most U.S. airlines have reduced their flight schedules significantly and furloughed employees. As a result, the airline industry suffered unprecedented financial losses in 2001.

     Our passenger traffic and yields also declined severely once flights were permitted to resume. Since that time, we have experienced significantly lower revenues and have incurred higher costs in certain categories than we originally anticipated. Given the magnitude and unprecedented nature of the September terrorist attacks, it is uncertain what long-term effects these events will have on the airline industry in general or on us in particular. Factors that could affect our operating results and financial condition in the future include those discussed in more detail below and the following:

     o Continued weakness in the demand for air travel resulting in lower fares;

     o Increased costs and possible flight delays or cancellations associated with government responses to the terrorist attacks, including new government security mandates, and our own increased security-related measures;

     o Reinstatement of flights that our competitors eliminated after September 11;

     o    Any resulting decline in the value of aircraft in our fleet; and

     o The scope and nature of any future terrorist attacks, the fear of such attacks or increased hostilities.

We face uncertainties concerning ongoing financing that is needed to continue our operations, including the financing of two new aircraft programs.

     Given the uncertainties associated with the aftermath of the events of September 11, and economic conditions in general and those of the airline industry in particular, we continue to operate in a highly unpredictable environment. Our credit facility expires on August 30, 2002. Our beliefs concerning our ability to renegotiate the credit facility and to have sufficient funds available to us to enable us to meet our current and anticipated working capital requirements depend on a number of assumptions, including, without limitation, the following:

     o We will benefit from favorable business developments during the remainder of 2002 consistent with historical seasonal patterns;

     o There is no further material deterioration in general economic conditions or the airline industry in particular;

     o There are no material adverse political developments or domestic events;

     o    There is no material change in the competitive environment; and

     o There are no further material increases in costs associated with new Federal Aviation Administration security directives or the Aviation and Transportation Security Act.

     Actual results could differ in a material and adverse manner depending on the ultimate validity of these assumptions.

     Regardless, two new aircraft programs (Boeing 717 and Embraer regional jets) will require substantial cash and short-term financing for progress payments, followed by long-term financing on or after delivery. Availability of the required cash and financing cannot be assured. Long-term financing transactions would not be consummated until close to the aircraft delivery date. Consummation of financing will be subject to, among other things, general economic conditions and our financial condition at the time.

There are risks associated with our scheduled purchase of Boeing 717 aircraft, including, among other things, uncertainty respecting our ability to purchase the aircraft and the higher fixed costs associated with the aircraft.

     Midwest Express has placed a firm order for 25 new Boeing 717 aircraft, with purchase rights for an additional 25 aircraft. The firm order is valued at $940 million based on the list prices of the aircraft. Delivery of the aircraft is scheduled to begin in February 2003 and continue into 2005 at a rate of one aircraft every month. The first Boeing 717 aircraft is expected to enter scheduled service in March 2003. Among other risks, the purchase of these aircraft involves the following:

     o The purchase will significantly affect our cost structure by adding higher fixed costs because the Boeing 717 aircraft will have higher ownership costs (i.e., for purchased planes, interest on loans used to pay the purchase price and depreciation of the purchase price and, for leased planes, the lease payment expense) than our DC-9 aircraft. Benefits of the Boeing 717 aircraft that would not be fixed in amount, such as greater fuel efficiency, lower maintenance costs, improved dispatch reliability, increased aircraft utilization, reduced regulatory compliance costs and higher revenues through potential increased demand for air travel due to the fact that we are using these aircraft, may or may not offset the higher fixed costs.

     o We are dependent upon Boeing to enable us to acquire the new Boeing aircraft. Under the terms of our financing agreement with Boeing, Boeing is able to terminate its financing commitment to us if it deems that we have experienced a material adverse change. If Boeing exercises this termination right or is otherwise unwilling or unable to perform its contractual obligations, then we would have to find another supplier for our aircraft. We cannot assure you that we could purchase aircraft in the same time frame as we currently expect or at comparable prices. In addition, if Boeing terminates its relationship with us after we have acquired some Boeing 717 aircraft, then we would incur substantial transition costs, such as costs associated with retraining our employees. In addition, our operations could be harmed by the failure or inability of Boeing, Rolls-Royce Deutschland Ltd. & Co. K.G. (the engine manufacturer for the Boeing 717) or other suppliers to provide sufficient parts or related support services on a timely basis.

     o Due to the number of Boeing 717 aircraft that Midwest Express intends to have in its fleet, we will be vulnerable if any design defect or mechanical problem becomes associated with the Boeing 717 aircraft or if there is adverse public perception of these aircraft.

Labor disputes with our employees may adversely affect our ability to conduct our business.

     Midwest Express pilots are represented by the Air Line Pilots Association for purposes of collective bargaining. In April 1999, Midwest Express flight attendants elected the Association of Flight Attendants for the purpose of representation in collective bargaining. However, Midwest Express has not yet reached any agreement with the Association of Flight Attendants. Astral's pilots are represented by the Air Line Pilots Association for purposes of collective bargaining. The current four-year contract expired in January 2002. We are currently in negotiations with the Air Line Pilots Association for a new contract.

     If we are unable to reach agreement with any labor union representing our employees on the terms of their collective bargaining agreements, then we could be subject to work slowdowns or stoppages. In addition, we may be subject to protests by organized labor groups. Any of these events would be disruptive to our operations and could adversely affect our ability to conduct our business.

Increases in fuel costs would harm our business.

     Fuel costs constitute a significant portion of our total operating costs (approximately 18% for the year ended December 31, 2001). In addition, changes in fuel prices may have a marginally greater impact on us than on many of our competitors because of the composition of our fleet. Accordingly, significant increases in fuel costs would harm our financial condition and results of operations. We estimate that for the year ended December 31, 2001, a one cent increase in the price per gallon of fuel expense would have increased our fuel expenses by $950,000. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical issues and supply and demand. Fuel availability is also subject to periods of market surplus and shortage and is affected by demand for both home heating oil and gasoline. Because of the effect of these events on the price and availability of fuel, no one can predict the cost and future availability of fuel with any degree of certainty. In the event of a fuel supply shortage, higher fuel prices or the curtailment of scheduled service could result. We cannot assure you that we can offset increases in the price of fuel with higher fares or surcharges. In addition, although we manage the price risk of fuel primarily by purchasing commodity options that establish ceiling prices and partially protect against significant increases in fuel prices, these options do not protect us against ordinary course price increases and are limited in fuel volume and duration. We cannot assure you that our attempt to manage this risk is sufficient to protect us against increases in the price of fuel due to inadequate fuel supplies or otherwise.

Our insurance costs have increased substantially as a result of the September 11 terrorist attacks, and further increases in insurance costs could harm our business.

     We carry types and amounts of insurance customary in the airline industry, including coverage for general liability, passenger liability, property damage, product liability, aircraft loss or damage, baggage and cargo liability and workers' compensation.

     As a result of the terrorist attacks on September 11, aviation insurers have significantly reduced the amount of insurance coverage available to commercial air carriers for war-risks (which include terrorism and hijacking). In addition, insurance companies have significantly increased the cost of this coverage, as well as aviation insurance in general. Given the substantial increase in insurance costs and reduced availability, the federal government provided insurance assistance under the Air Transportation Safety and System Stabilization Act. This assistance included reimbursement for insurance cost increases for 30 days after September 11 and the offering of Federal Aviation Administration war-risk insurance coverage to provide excess coverage limits that are no longer available from the commercial insurance market at economically viable terms. This excess war risk coverage was scheduled to expire on May 19, 2002, but the government extended this deadline for 30 days and then for an additional 60 days. While the government may further extend this deadline, we cannot assure you that any further extension will occur or, if it does, how long the extension will last. We expect that if the government stops providing excess war risk coverage to the airline industry, then the premiums that aviation insurers will charge for this coverage will be substantially higher than what the government currently charges. We currently estimate that our annual premiums for all insurance for 2002 will increase approximately $5 million over our 2001 annual premiums.

     Commercial air carriers are required by the Department of Transportation to obtain appropriate aviation insurance coverage. The effects of September 11 insurance losses, additional terrorist attacks or other unanticipated events could result in aviation insurers increasing their premiums even further or a future shortage of available aviation insurance. Significant increases in insurance premiums or a shortage of available insurance could harm our business and may have adverse affects on our scheduled service.

The cost of maintaining older aircraft generally exceeds the cost of maintaining newer aircraft.

         As of June 19, 2002, Midwest Express had 35 McDonnell Douglas jet aircraft manufactured between 1965 and 1989 in service, including seven DC-9-10, 16 DC-9-30, two MD-88, seven MD-81 and three MD-82 aircraft. In general, the cost of maintaining older aircraft, including costs to comply with aircraft regulations, exceeds the cost of maintaining newer aircraft. While we intend that the Boeing 717 aircraft Midwest Express has ordered will replace Midwest Express' DC-9 fleet over time, we will continue to experience those higher costs as to the DC-9 fleet until the transition is complete.

Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

     Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, that involve significant compliance costs. In the last several years, Congress has passed laws, and the Department of Transportation and the Federal Aviation Administration have issued regulations, relating to the operation of airlines that have required significant expenditures. For example, on November 19, 2001, the President signed into law the Aviation and Transportation Security Act, or the Aviation Security Act. This law federalizes substantially all aspects of civil aviation security and requires among other things, the implementation of certain security measures by airlines and airports, such as the requirement that all passenger bags be screened for explosives. Funding for airline and airport security under the law is primarily provided by a new $2.50 per enplanement ticket tax, with authority granted to the Transportation Security Administration to impose additional fees on the air carriers if necessary to cover additional federal aviation security costs. Implementation of the requirements of the Aviation Security Act will result in increased costs for our passengers and us. We are continuing to assess the impact of the implementation of this new regulation on us. However, we cannot assure you at this time that the requirements and deadlines under the Aviation Security Act will be met.

     In addition to increased costs, the security measures required to be implemented under the Aviation Security Act as well as additional security measures issued by the Federal Aviation Administration have resulted in a longer check-in process for passengers and caused delays and disruptions in airline service, which has led to customer frustration and reduced the demand for airline travel.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising ticket prices, reducing revenue and increasing costs. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.

The airline industry is characterized by low profit margins and high fixed costs, and we may be unable to compete effectively against other airlines with greater financial resources or lower operating costs.

     The airline industry is characterized generally by low profit margins and high fixed costs, primarily for personnel, debt service and rent. The expenses of an aircraft flight do not vary significantly with the number of passengers carried, and as a result, a relatively small change in the number of passengers or in pricing could have a disproportionate effect on an airline's operating and financial results. Accordingly, any shortfall, whether major or minor, in expected revenue levels could harm our business.

     In addition, the airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete with other airlines on all of our routes. Many of these airlines are larger and have significantly greater financial resources and name recognition or lower operating costs than we have. We may be unable to compete effectively against other airlines that introduce service or discounted fares in the markets that we serve.

     The airline industry also faces competition from ground transportation alternatives. In addition, video teleconferencing and other methods of electronic communication may present a growing dimension of competition to the industry as business travelers seek lower-cost substitutes for air travel.

Fluctuations in our interest rates could adversely affect our liquidity, operating expenses and results.

     The cost of a significant portion of our financing is sensitive to interest rates. In particular, any increase in interest rates would increase our interest expense under our bank credit facility. In addition, increased interest rates at the time that we receive deliveries of Boeing 717 aircraft, which is currently scheduled to begin in February 2003 and continue into 2005 at a rate of one aircraft per month, would increase our costs to finance their acquisitions.

The airline industry tends to experience adverse financial results during general economic downturns.

     Since a substantial portion of airline travel, for both business and leisure, is discretionary, the industry tends to experience adverse financial results during general economic downturns. The airline industry has been experiencing a decline in passenger traffic, particularly traffic by business travelers, due to slower general economic conditions. Soft economic conditions could continue to put pressure on the profitability of the industry. Any general decline in passenger traffic may harm our business. Any decline in traffic by business travelers may have a greater impact on us than on many of our competitors because we believe a greater percentage of our passengers are business travelers.

Our business is heavily dependent on the Milwaukee market, and a reduction in demand for air travel in this market could harm our business.

     A substantial percentage of our current flights have Milwaukee as the origin or destination. As a result, we remain largely dependent on the Milwaukee market and a reduction in our share of the Milwaukee market or reduced passenger traffic to or from Milwaukee could have a material adverse effect on our business.

Our failure to achieve our growth strategy could harm our business.

     Our growth strategy involves increasing our market share in the cities we already serve and creating a presence in new markets by concentrating on our existing bases of operations. This requires adding both frequency and destinations at some of our bases as well as continuing to build critical mass, while strengthening connection markets at other bases. Achieving our growth strategy is necessary for us to sustain or improve our prospects for recurring profitability. Increasing the number of markets we serve depends on our ability to access suitable airports located in our targeted geographic markets in a manner that is consistent with our cost strategy. We will also need to obtain additional gates at some of our existing destinations. Any condition that would deny, limit or delay our ability to access the airports that we seek to serve in the future could constrain our ability to continue to grow based upon our current growth strategy. Opening new markets requires us to commit a substantial amount of resources, even before the new services commence. Expansion will also require additional skilled personnel, equipment and facilities. An ability to hire and retain skilled personnel or to secure the required equipment and facilities efficiently and cost-effectively may affect our ability to achieve our growth strategy. We cannot assure you that we will be able to successfully expand our existing markets or establish new markets, and our failure to achieve our growth strategy could harm our business.

Substantial consolidation in the airline industry could harm our business.

     In recent years, and particularly since its deregulation in 1978, the airline industry has undergone substantial consolidation, and it may undergo additional consolidation in the future. For example, in April 2001, American Airlines acquired the majority of Trans World Airlines' assets. Any consolidation or significant alliance activity within the airline industry could increase the size and resources of our competitors, which, in turn, could increase the risks of competition described above.

Our business could be harmed if we lose the services of our key personnel.

     Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Timothy E. Hoeksema, and a small number of senior management and operating personnel. We do not maintain key-man life insurance on any executive officer. We may have difficulty replacing key members of our senior management who leave, and therefore, the loss of services of any of these individuals could have an adverse impact on our business.

Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

     An accident or incident involving one of our aircraft could involve repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service, and significant potential claims of injured passengers and others. We are required by the Department of Transportation to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident. Substantial claims resulting from an accident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business.

Airlines are often affected by factors beyond their control, including traffic congestion at airports, weather conditions and increased security measures, any of which could harm our operating results and financial condition.

     Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports, adverse weather conditions and increased security measures. Delays frustrate passengers, reduce aircraft utilization and increase costs, all of which in turn affect profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, flights may be cancelled or significantly delayed. Cancellations or delays due to weather conditions, traffic control problems and breaches in security could harm our operating results and financial condition.

Risks Related to our Common Stock

Shares eligible for future sale may cause the market price for our common stock to drop significantly, even if our business is doing well.

     We cannot predict the effect, if any, that future sales of our common stock or the availability of shares for future sale will have on the market price of our common stock from time to time. As of June 20, 2002, we had outstanding 15,510,457 shares of our common stock. Shares that we sold to the selling shareholders or other shares of our common stock that we issue in the future may become available for resale in the public market from time to time, and the market price of shares of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

If holders of our common stock wish to remove directors or effect a merger, then provisions of our charter and bylaws, Rights Agreement and Wisconsin law may hinder their ability to remove directors or complete a merger.

     Provisions of our charter and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer or proxy contest involving our company that is not approved by our board of directors, even if the events may be beneficial to the interests of shareholders. In addition, in 1996 our board of directors adopted a Rights Agreement, dated February 14, 1996, as amended, between us and U.S. Bank, N.A., that may have anti-takeover effects by delaying, deferring or preventing an unsolicited acquisition proposal, even if the proposal may be beneficial to the interests of shareholders. Further, the Wisconsin Business Corporation Law contains provisions that may have the effect of delaying or making more difficult attempts by others to obtain control of our company without the approval of our board of directors.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than of historical fact are forward-looking statements. The forward-looking statements in this prospectus may state our intentions, hopes, beliefs, expectations or predictions for the future. We intend that statements containing words such as "expect," "anticipate," "believe," "estimate," "goal," "objective" or similar words identify forward-looking statements. It is important to note that our actual results could differ materially from those projected results due to factors that include but are not limited to uncertainties related to general economic factors, industry conditions, scheduling developments, government regulations, labor relations, aircraft maintenance and refurbishment schedules, potential delays related to acquired aircraft, fuel costs, competitive developments, interest rates, the meeting of certain financial covenants, potential aircraft incidents, terrorist attacks or fear of terrorist attacks, and other world events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in our Securities and Exchange Commission filings and in this prospectus including, without limitation, those risks identified in the section of this prospectus entitled "Risk Factors."


                                 USE OF PROCEEDS

     The selling shareholders will receive all of the proceeds from the sale of the common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the common stock.


                              SELLING SHAREHOLDERS

     We are registering all 1,675,000 shares covered by this prospectus on behalf of the selling shareholders named in the table below (including their donees, pledgees, transferees or other successors-in-interest who receive any of the shares covered by this prospectus). We issued all of these shares of common stock to the selling shareholders in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended. We are registering the shares to permit the selling shareholders to offer these shares for resale from time to time. The selling shareholders may sell all, some or none of the shares covered by this prospectus. All information with respect to beneficial ownership has been furnished to us by the respective selling shareholders. For more information, see "Plan of Distribution." None of the selling shareholders has had any material relationship with us within the past three years other than as a result of the ownership of these shares.

     The table below lists the selling shareholders and information regarding their ownership of common stock:

                              NUMBER OF     NUMBER
                               SHARES      OF SHARES         SHARES OWNED
                             OWNED PRIOR     BEING         AFTER OFFERING(1)
                               TO THIS      OFFERED    ------------------------
SELLING SHAREHOLDER           OFFERING      HEREBY     NUMBER     PERCENTAGE(2)
-------------------          -----------   ---------   -------    -------------

Advantus Series Fund,
Inc.: Small Company Value
Portfolio (3)                   27,400         7,400    20,000           *

Advantus Venture Fund,
Inc. (3)                        26,300         8,300    18,000           *


Fidelity Puritan Trust:
Fidelity Low-Priced Stock
Fund (4)                     1,403,300     1,000,000   403,300        2.6%



General American Capital
Company Small-Cap Equity
Fund (3)                         6,600         6,600         0           *


Metropolitan Series
Fund, Inc.: State Street
Research Aurora
Portfolio (3)                  165,300        53,300   112,000           *


Minnesota Life Insurance
Company (3)                      8,100         8,100         0           *


SF Capital Partners, Ltd.      175,000       175,000         0           *


State Street Research
Capital Trust: State
Street Research Aurora
Fund (3)                       959,600       416,300   543,300        3.5%
---------------------------
* Less than 1.0%.

(1) Assumes that the shareholders dispose of all of the shares of common stock covered by this prospectus and do not acquire or dispose of any additional shares of common stock. However, the selling shareholders are not representing that any of the shares covered by this prospectus will be offered for sale, and the selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

(2) The percentage of common stock beneficially owned is based on the shares of common stock outstanding on June 20, 2002.

     This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(3) State Street Research & Management Company is a registered investment adviser that has sole discretionary voting and investment authority over the accounts of its clients to which this footnote applies and the accounts of its clients not listed above. Therefore, State Street is deemed to be the beneficial owner of 1,193,300 shares of our common stock prior to the offering and 693,300 shares of common stock after the offering, representing 4.5% of the shares outstanding on June 20, 2002.

(4) Fidelity Management & Research Company is a registered investment adviser that has sole discretionary voting and investment authority over the account of its client to which this footnote applies and the accounts of its clients not listed above. Therefore, Fidelity Management is deemed to be the beneficial owner of 1,403,300 shares of our common stock prior to the offering and 403,300 shares of common stock after the offering, representing 2.6% of the shares outstanding on June 20, 2002.


                              PLAN OF DISTRIBUTION

     The selling shareholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling shareholders (including but not limited to persons who receive securities from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling shareholders" in this prospectus. Selling shareholders may sell the securities by one or more of the following methods, without limitation:

     o block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

     o an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

     o ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

     o    privately negotiated transactions, directly or through agents;

     o    short sales;

     o through the writing of options on the securities, whether or the options are listed on an options exchange;

     o through the distribution of the securities by any selling shareholder to its partners, members or stockholders;

     o    one or more underwritten offerings;

     o agreements between a broker or dealer and one or more of the selling shareholders to sell a specified number of the securities at a stipulated price per share; and

     o any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

     The selling shareholders may also transfer the securities by gift. We do not know of any current arrangements by the selling shareholders for the sale or distribution of any of the securities.

     The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholders may also sell the securities in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder's securities will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the securities short, and in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

     The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

     A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered under this prospectus to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan or pledge the securities offered under this prospectus to a broker-dealer and the broker-dealer may sell the securities offered under this prospectus so loaned or upon a default may sell or otherwise transfer the pledged securities offered under this prospectus.

     The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

     We have agreed to indemnify the selling shareholders, any underwriter for the selling shareholders, any directors or officers of the selling shareholders and any person who controls (within the meaning of the federal securities laws ) the selling shareholders or acts as an investment advisor to the selling shareholders against specified liabilities, including liabilities under the federal securities laws. The selling shareholders have each agreed, severally and not jointly, to indemnify us, each of our directors, each of our officers who sign the registration statement, each person who controls (within the meaning of the federal securities laws) us and the other selling shareholders, including any director, officer or person who controls (within the meaning of the federal securities laws) the other selling shareholders, against specified liabilities arising from information provided by the selling shareholder for use in this prospectus, including liabilities under the federal securities laws. The selling shareholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

     The securities offered under this prospectus were originally issued to the selling shareholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act and to keep the registration statement of which this prospectus is a part effective until the earlier of (a) June 18, 2004 (subject to extension in certain circumstances), (b) the date on which all the shares of common stock subject to this registration statement have been sold under this registration statement or pursuant to Rule 144 of the Securities Act, or (c) the date on which all the shares of common stock subject to this registration statement may be immediately sold by the selling shareholders without registration and without restriction as to the number of shares to be sold, pursuant to Rule 144 or otherwise. We have agreed to pay all expenses in connection with this offering, including fees and expenses of a single counsel for the selling shareholders, but not including underwriting discounts, concessions, commissions or fees of the selling shareholders.

     We will not receive any proceeds from sales of any securities by the selling shareholders.

     We cannot assure you that the selling shareholders will sell all or any portion of the securities offered under this prospectus.

     We will supply the selling shareholders and the any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling shareholder, we will file a prospectus supplement setting forth

     o    the aggregate number of shares to be sold;

     o    the purchase price;

     o    the public offering price;

     o    if applicable, the names of any underwriter, agent or broker-dealer;
          and

     o any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

     If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, then we will file a prospectus supplement that includes any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus. We will also file a supplement to this prospectus upon our being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares or as otherwise required by law.


                                  LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed on for us by Foley & Lardner, Milwaukee, Wisconsin. Ulice Payne, Jr., a partner of Foley & Lardner, is a director of our company.


                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for major airframe maintenance as well as frequent flyer revenue in 2000), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available on the Securities and Exchange Commission's web site. The address of this site is http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement (which term includes all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the Securities and Exchange Commission. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and is available to you on the Securities and Exchange Commission's web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the sale of all of the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     -    our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2002;

     -    our Current Report on Form 8-K dated June 19, 2002;

     - the description of our common stock contained in Item 4 of our Registration Statement on Form 8-B filed on May 2, 1996 and any amendments or reports filed for the purpose of updating such description; and

     -    the description of our preferred share purchase rights contained in
          Item 1 of our Preferred Share Purchase Rights Registration Statement on Form 8-A filed on February 15, 1996 and any amendments or reports filed for the purpose of updating such description.

     All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

     You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

                         Midwest Express Holdings, Inc.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4073
                           Attention: Stephanie Nuese

--------------------------------------------------------------------------------

                                1,675,000 SHARES

                         MIDWEST EXPRESS HOLDINGS, INC.

                                  COMMON STOCK

                                 JULY ___, 2002

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Securities and Exchange Commission filing fee..................  $ 1,981.73
     New York Stock Exchange listing fee............................  $14,750.00
     Accounting fees and expenses...................................  $13,000.00
     Legal fees and expenses........................................  $17,500.00
     Miscellaneous..................................................  $ 1,000.00
          Total expenses............................................  $48,231.73

     All of the above fees and expenses will be paid by the Registrant. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15.  Indemnification of Directors and Officers.

     Pursuant to the Wisconsin Business Corporation Law and our By-Laws, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to us and such breach or failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonably cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance or expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, our directors are not subject to personal liability to us, our shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Under certain circumstances, we are required to advance expenses for the defense of any action for which indemnification may be available.

     We also maintain director and officer liability insurance against certain claims and liabilities which may be made against our former, current or future directors or officers.

     The indemnification provided by the Wisconsin Business Corporation Law and our By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

Item 16.  Exhibits and Financial Statement Schedules.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 26, 2002.

                                        MIDWEST EXPRESS HOLDINGS, INC.


                                        By: /s/ Timothy E. Hoeksema
                                            -----------------------------------
                                            Timothy E. Hoeksema
                                            Chairman, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Timothy E. Hoeksema, Robert S. Bahlman and Carol Skornicka, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                         Title                       Date
        ---------                         -----                       ----

/s/ Timothy E. Hoeksema           Chairman, President and         June 26, 2002
---------------------------       Chief Executive Officer
Timothy E. Hoeksema               and Director (Principal
                                  Executive Officer) Senior
                                  Vice President, Chief
                                  Financial Officer and

/s/ Robert S. Bahlman             Controller (Principal           June 26, 2002
---------------------------       Accounting and Financial
Robert S. Bahlman                 Officer)

/s/ John F. Bergstrom
---------------------------       Director                        June 26, 2002
John F. Bergstrom

/s/ James G. Grosklaus
---------------------------       Director                        June 26, 2002
James G. Grosklaus

/s/ Ulice Payne, Jr.
---------------------------       Director                        June 26, 2002
Ulice Payne, Jr.

/s/ Samuel K. Skinner
---------------------------       Director                        June 26, 2002
Samuel K. Skinner


---------------------------       Director                        June __, 2002
Elizabeth T. Solberg

        Signature                  Title                              Date
        ---------                  -----                              ----

/s/ Richard H. Sonnentag
------------------------------    Director                        June 26, 2002
Richard H. Sonnentag

/s/ Frederick P. Stratton, Jr.
------------------------------    Director                        June 26, 2002
Frederick P. Stratton, Jr.

/s/ David H. Treitel
------------------------------    Director                        June 26, 2002
David H. Treitel

/s/ John W. Weekly
------------------------------    Director                        June 26, 2002
John W. Weekly

                                  EXHIBIT INDEX

Exhibit
 Number                             Document Description

 (3.1)         Restated Articles of Incorporation (incorporated by reference to
               Exhibit 3.1 to the company's Registration Statement on Form 8-B filed May 2, 1996 (File No. 1-13934)).

 (3.2) By-laws of the company as amended through April 29, 1999 (incorporated by reference to Exhibit 3 to the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-13934)).

 (3.3) Articles of Amendment relating to Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the company's Registration Statement on Form 8-B filed May 3, 1996 (File No. 1-13934)).

 (4.1) Rights Agreement, dated February 14, 1996, between the company and U.S. Bank, N.A. as successor in interest to Firstar Trust Company (incorporated by reference to Exhibit 4.1 to the company's Registration Statement on Form 8-A filed February 15, 1996 (File No. 1-13934)).

 (4.2) Amendment to the Rights Agreement, dated April 19, 1996, between the company and U.S. Bank, N.A. as successor in interest to Firstar Trust Company (incorporated by reference to Exhibit 4.1 to the company's Registration Statement on Form 8-B filed May 2, 1996 (File No. 1-13934)).

 (4.3) Registration Rights Agreement, dated June 18, 2002, by and among the company and the investors named on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the company's Current Report on Form 8-K filed June 20, 2002 (File No. 1-13934)).

 (5)           Opinion of Foley & Lardner (including consent of counsel).

(10.1) Securities Purchase Agreement, dated June 18, 2002, by and among the company and the investors named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the company's Current Report on Form 8-K filed June 20, 2002 (File No. 1-13934)).

(23.1)         Consent of Deloitte & Touche LLP, Independent Auditors.

(23.2)         Consent of Foley & Lardner (filed as part of Exhibit (5)).

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)


                                      E-1